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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 10, 2000, accompanying the financial statements of NetCreations, Inc. contained in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy
Statement/Prospectus, and to the use of our name as it appears under the captions 'NetCreations Selected Historical Financial Data,' 'Selected Financial Data of NetCreations' and 'Experts.'

/s/ GRANT THORNTON LLP

New York, New York
November 2, 2000